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                        Aquila Gas Pipeline Corporation

                              File Number 1-12426

                                  Exhibit 10.1

                   Loan Agreement dated April 1, 1997 between
                      Aquila Gas Pipeline Corporation and
                           Aquila Energy Corporation

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                                 LOAN AGREEMENT

       THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of this 1st day of April 1997, by and between AQUILA ENERGY CORPORATION, a Missouri corporation (the "Lender"), and AQUILA GAS PIPELINE CORPORATION, a Delaware corporation (the "Borrower");

                              W I T N E S S E T H:

       WHEREAS, the Borrower desires to enter into a loan agreement with the Lender and the Lender is willing to extend and make credit available to the Borrower upon the terms and conditions set forth herein;

       NOW, THEREFORE, for and in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

       1.     Loan Arrangement

              1.1 Commitment. Subject to the terms and conditions hereof, the Lender agrees that it will concurrently herewith loan to the Borrower the principal amount of $16,250,000 (the "Loan").

              1.2 Promissory Note. The loan hereunder shall be evidenced by a promissory note of the Borrower in substantially the form of Exhibit A attached hereto (the "Note"). Said Note shall be dated the date of the borrowing and shall bear interest on the unpaid principal amount thereof at a rate equal to 6.83 %. Interest shall be payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1997. Except as herein otherwise provided, the principal amount of the Loan, together with accrued interest thereon, shall be repaid by the Borrower to the Lender on or before October 15, 2006.

              1.3 Prepayment. The Borrower may, at any time, prepay without penalty all or, in multiples of $100,000, any part of, the unpaid principal of the Loan under this Loan Agreement upon the payment of all interest accrued on the Note to the date of prepayment. All payments to be made by the Borrower of principal, interest, fees and other amounts due hereunder shall be made without set off or counterclaim in lawful money of the United States of America, and in immediately available funds, at the office designated by the Lender from time to time.

       2.     Indemnification

              The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any reasonable cost, loss or expenses which the Lender may sustain or incur as a consequence of a default by the Borrower in payment of the principal amount of or interest on the Loan.
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       3.     Conditions to Loan

       The obligation of the Lender to make the Loan is subject to the following conditions precedent:

                     (a) Note. The Lender shall have received the Note, conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

                     (b) Required Approvals. The Lender shall have received certified copies of any consent or approval of any public or governmental authority, agency, or department which is required in connection with the transactions contemplated by this Agreement.

                     (c) Additional Matters. All proceedings and other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lender and its counsel.

       4.     Affirmative Covenants

              The Borrower represents and warrants to Lender as follows:

                     (a) Books of Account. The Borrower will itself and will cause its subsidiaries at all times to keep proper books of account in conformity with generally accepted accounting principles ("GAAP") consistently applied, and hereby authorizes the Lender, its agents, officers, attorneys, accountants and other authorized representatives, to make or cause to be made at the Borrower's expense, in such manner and at such times as the Lender may require, inspections and audits of any books, records and papers of the Borrower or any of its subsidiaries under the control of the Borrower or any of its subsidiaries or otherwise relating to their financial or business conditions, including the making of copies thereof or extracts therefrom and inspections and valuations of any of their respective assets.

                     (b) Incorporation and Authorization. The Borrower is a corporation duly organized and existing under the laws of the state of Delaware and is duly authorized to transact business in all places where the conduct of its business requires it to be qualified. The execution, delivery and performance of this Loan Agreement, and the Note to be issued hereunder are within the Borrower's corporate powers, have been duly authorized and are not in contravention of any law or the terms of the Borrower's charter, articles, bylaws or other corporation papers, or of any indenture, agreement, document or undertaking to which the Borrower is a party or by which it is bound.




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                     (c)    Taxes. The Borrower agrees that it will pay
              promptly when due all taxes, assessments and governmental charges upon or against the Borrower or its subsidiaries or the property or operations of the Borrower, in each case before the same become delinquent and before penalties accrue thereon.

                     (d) Contingent Liabilities. The Borrower and its subsidiaries do not now have and will not during the term of this Loan Agreement have any material contingent liabilities known to the Borrower which are not provided for or disclosed by appropriate notes in the Borrower's financial statements.

                     (e) Adequate Assets. The Borrower and its subsidiaries possess adequate assets for the conduct of their respective businesses.

                     (f) Corporate Existence and Good Standing. The Borrower and its subsidiaries will maintain their corporate existence and their qualification and good standing in all states necessary to conduct their businesses and own or lease their properties, and maintain all licenses, permits, franchises, and governmental authorizations necessary to conduct their businesses and own or lease their property.

                     (g) Consolidated Net Worth. The Borrower and its subsidiaries will maintain at all times Consolidated Net Worth of not less than $140 million.

                     "Consolidated Net Worth" means the sum of the capital
              stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment, and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its subsidiaries appearing on a consolidated balance sheet of the Borrower and its subsidiaries prepared as of the date of determination in accordance with GAAP.

                     (h) Insurance. The Borrower and its subsidiaries will maintain insurance (including product and other liability insurance) with responsible insurance companies against such risks and in such amounts as is customarily maintained by companies engaged in the same or similar businesses and similarly situated (provided that the Borrower or any subsidiary may self-insure to the extent that adequate reserves have been established and maintained and exist with respect thereto in accordance with
              GAAP).

                     (i) Maintenance of Property. The Borrower and its subsidiaries will maintain all of its property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted.





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                     (j)    Environmental Laws. The Borrower and its
              subsidiaries will obtain all applicable permits, licenses and other authorizations which are required under all Environmental Laws (as defined below) except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the business of Borrower or its financial condition, operations or prospects. Borrower and its subsidiaries shall also maintain compliance with the terms and conditions of all such applicable permits, licenses and authorizations, and shall also maintain compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated, or approved thereunder, except to the extent failure to comply would not have a material adverse effect on its financial condition, operations, business or prospects.

              "Environmental Laws" means any federal, state, county, regional or local law, statute or regulation (including, without limitation, CERCLA, RCRA and SARA) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of any hazardous substances, and any regulations issued or promulgated in connection with such statutes by any federal, state or local governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

       As used in this definition:

                     CERCLA -- means the Comprehensive Environmental Response,
              Compensation, and Liability Act of 1980, as amended from time to time (by SARA or otherwise), and all rules and regulations promulgated in connection therewith;

                     RCRA -- means the Resource Conservation and Recovery Act
              of 1976, as amended, and any rules and regulations issued in connection therewith; and

                     SARA -- means the Superfund Amendments and Reauthorization
              Act of 1986, as amended from time to time, and all rules and regulations promulgated in connection therewith.





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                     (k)    Further Assurances. The Borrower and its
              subsidiaries will execute and deliver to the Lender, upon request, such documents and agreements as the Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement.

       5.     Negative Covenants - Conduct of Business

              The Borrower covenants that, so long as any amounts remain outstanding under this Agreement and the Note, the Borrower and its subsidiaries shall not, without the Lender's prior written consent engage, directly or indirectly, in any line of business other than the business of purchasing, gathering, transporting, processing and marketing of natural gas and natural gas liquids.

       6.     Lender's Call Options

              If, at any time, the Lender ceases to own 80% or more of the outstanding voting securities of the Borrower (a "Control Event"), the Lender shall have the right and option within 90 days after the occurrence of the Control Event, but not the obligation, to call the Note for repayment provided, however, that the Lender shall give the Borrower 90 days prior written notice of its election to call the Note for repayment (the "Control Call Option"). In the event that the Lender exercises its Control Call Option, all obligations, amounts, indebtedness, and interest owing to the Lender by the Borrower shall be immediately due and payable.

       7.     Default

              7.1 Events of Default. The Lender shall have the right to terminate this Agreement at any time without notice upon the occurrence of any one or more of the following events (an "Event of Default") for any reason whatsoever (whether voluntary or involuntary, or by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any public authority):

                     (a) The Borrower fails to pay the principal of or interest or other amounts due under the Loan and such failure shall continue for more than ten (10) days after the Lender gives notice thereof to Borrower;

                     (b) Default shall occur in the observance or performance of any of the representations, covenants and agreements contained in this Agreement, the Note or any other agreement entered into at any time to which the Borrower or any subsidiary and the Lender are party and shall continue for more than thirty (30) days after the Lender gives written notice thereof to the Borrower; or if any such agreement, instrument or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;





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                     (c)    Default shall occur in the payment of any
              principal, interest or premium with respect to any indebtedness for borrowed money of the Borrower or any subsidiary in an outstanding principal amount in excess of $5,000,000 or under any agreement or instrument under or pursuant to which any such indebtedness may have been issued, created, assumed secured, or guaranteed, and such default shall continue for more than the period of grace, if any, therein specified, or if any such indebtedness shall become or be declared due and payable prior to the stated maturity thereof;

                     (d) The Borrower or any subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal bankruptcy code, as amended, or under any other bankruptcy or insolvency act or law, state or federal now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or a substantial part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                     (e) An involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's debts or for any other relief under the federal bankruptcy code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and shall not be dismissed ninety (90) days after such filing, action or proceeding;

                     (f) A receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or any subsidiary or for all or a substantial part of its property shall be appointed involuntarily and shall remain for more than ninety
              (90) days; or a warrant of attachment, execution or similar process shall be issued against any substantial part of the property of the Borrower or any subsidiary and such remains in effect for more than ninety (90) days;

                     (g) The Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof; or

                     (h) One or more final judgments for the payment of money aggregating in excess of $5,000,000 shall be rendered against the Borrower and the Borrower shall fail to discharge the same within sixty days from the date of notice of entry





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              thereof or to appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered and secure a state of execution pending such appeal.

              7.2 Upon the occurrence of any Event of Default, all obligations and amounts due under this Agreement and Note shall, at the Lender's election, become immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in subsections (d), (e),
(f), (g), or (h) of Section 7.1, all obligations and amounts due under this Agreement and Note shall automatically become immediately due and payable.

       8.     General

              8.1 Waiver. No act, delay or failure of the Lender in exercising any right, power, privilege or remedy under this Agreement or the Note shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or the exercise of any other right, power, privilege or remedy.

              8.2 Cumulative Rights and Remedies. All rights and remedies of the Lender whether or not granted hereunder shall be cumulative and may be exercised singularly or concurrently. The enumeration of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under applicable law.

              8.3 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the amounts owing under this Agreement, whether or not then due and payable. The Lender shall be deemed to have exercised its right of set off immediately at the time of its election even though any charge therefor is made or entered on the Lender's records subsequent to that time. All costs and expenses, including, without limitation, attorneys' fees, paid or incurred by the Lender in connection with any such set off shall be paid by the Borrower on demand.

              8.4 Fees and Expenses. The Borrower shall reimburse the Lender on demand for all reasonable costs, fees and expenses incurred by the Lender in connection with the negotiation, preparation, enforcement, and termination of this Agreement, any amendment hereof, and any agreements and documents relating hereto, including, but not limited to, attorneys' fees, costs and expenses payable in connection with the transactions contemplated by this Agreement and all out-of-pocket costs, fees and expenses the Lender incurs or becomes obligated for in connection with: (a) any proceeding relating to this Agreement; and (b) enforcement of any of the Lender's rights and remedies with respect to this Agreement.





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              8.5    Notices. Any notice required hereunder shall be in
writing, shall be delivered against receipt, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by recognized overnight courier service, and addressed to the party to be notified as follows:

              If to the Lender:    Aquila Energy Corporation
                                   2533 North 117 Avenue, Suite 200
                                   Omaha, Nebraska  68164-8618
                                   Attention:  Chief Financial Officer

              with a copy to:      UtiliCorp United Inc.
                                   20 West Ninth Street
                                   Kansas City, Missouri  64105
                                   Attention:  Chief Financial Officer

              If to the Borrower:  Aquila Gas Pipeline Corporation
                                   100 N.E. Loop 410, Suite 1000
                                   San Antonio, Texas  78216
                                   Attention:  Chief Financial Officer

or to such other address as each party may designate for itself by like notice.

              8.6 Governing Law. This Loan Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed and interpreted in accordance with the laws of the state of Missouri.

              8.7 Validity. Any provision of this Loan Agreement which shall be held to be inoperative for any reason shall be ineffective and inapplicable; but shall not invalidate the remaining provisions hereof or the liens herein created.

              8.8 Successors. This Loan Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns; provided, however, that this Loan Agreement may not be assigned by the Borrower without the prior written consent of the Lender.

              8.9 Modification. This agreement is intended by the Borrower and the Lender to be the final, complete and exclusive expression of the agreement between the Lender and the Borrower. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.





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       IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers the day and year first above written.



                                           AQUILA ENERGY CORPORATION



                                           By:  /s/ LAWRENCE CLAYTON
                                               ---------------------------------
                                           Name:  Lawrence Clayton
                                           Title: Sr. Vice President



                                           AQUILA GAS PIPELINE CORPORATION



                                           By:  /s/ D. BUTTON
                                               ---------------------------------
                                           Name:  D. Button
                                           Title: Vice President





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                                  EXHIBIT "A"





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                                   TERM NOTE


U.S. $16,250,000                                           Dated:  April 1, 1997


       FOR VALUE RECEIVED, the undersigned, AQUILA GAS PIPELINE CORPORATION (the "Borrower") hereby promises to pay to the order of AQUILA ENERGY CORPORATION (the "Lender") (capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement referred to below), the principal amount of SIXTEEN MILLION TWO HUNDRED FIFTY THOUSAND U.S. DOLLARS (US $16,250,000). This Note shall bear interest on the unpaid principal amount hereof at a rate equal to 6.83 %. Interest shall be payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1997. Except as otherwise provided in the Loan Agreement, the principal amount of the Loan, together with accrued interest thereon, shall be repaid by the Borrower to the Lender on or before October 15, 2006.

       Both principal and interest are payable in lawful money of the United States of America to the office or financial institution designated by the Lender from time to time, in immediately available funds.

       This Note is the Note referred to in, and is entitled to the benefits of the Loan Agreement, dated as of April 1, 1997 between the Borrower and the Lender (the "Loan Agreement"). The Loan Agreement, among other things, provides
(i) for payments and prepayments on account of the principal hereof prior to the maturity hereof upon certain terms and conditions specified, (ii) for the right and option on behalf of the Lender to call the Note for repayment upon certain terms and conditions, and (iii) for acceleration of the maturity based upon the happening of certain Events of Default.

       DEMAND, PRESENTMENT, PROTEST, AND NOTICE OF NON-PAYMENT AND PROTEST ARE HEREBY WAIVED BY THE BORROWER.

       THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI.


                                   AQUILA GAS PIPELINE CORPORATION



                                   By:  /s/ D. BUTTON
                                       --------------------------------
                                   Name:  D. Button
                                   Title: Vice President